EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT is entered into February 25, 2009 and effective January 1, 2009, as approved by the Compensation Committee and the Board, by and between DIALYSIS CORPORATION OF AMERICA, a Florida corporation (the "Company"), and THOMAS P. CAREY (the "Executive").

                            W I T N E S S E T H:

     WHEREAS, the Executive has been employed by the Company since April, 2007, and has been actively involved in certain management, operations, and performance of services, and the Company desires to continue the employ of the Executive upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Company and the Executive desire to set forth in writing the terms and conditions of their agreements and understandings with respect to the Executive's employment by the Company.

     NOW, THEREFORE, in consideration of the premises and the mutual and dependant promises contained herein, and the parties intending to be legally bound, the Company and the Executive hereby agree to the following terms and conditions:

1. DEFINITIONS
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     1.1  "Base Rate" shall mean the current annual base salary for the
Executive of $180,000, less standard withholdings and authorized deductions.

     1.2. "Base Salary" shall mean the Base Rate as may be increased pursuant to the recommendation of the President and CEO of the Company to and approved by the Compensation Committee within the compensation philosophy and objectives of the Company and policies provided for in the Compensation Committee Charter.

     1.3 "Beneficial Ownership" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act (as defined below); provided, however, that Beneficial Owner shall exclude any Person (as defined below) otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

     1.4  "Board" shall mean the board of directors of the Company.

     1.5  "CEO" shall mean the Chief Executive Officer.

     1.6  "Cause" shall mean:

          (a) the Executive is convicted of, pleads guilty to, or confesses or otherwise admits to any felony, misdemeanor (other than a minor misdemeanor or traffic violation), or any act of fraud, misappropriation or embezzlement;

          (b) any act or omission by the Executive involving dishonesty, malfeasance or gross negligence in the performance of the Executive's duties and responsibilities under this Agreement;

          (c) any material breach or default by the Executive of any of the terms and conditions of this Agreement or any provision of any code of conduct adopted by the Company which applies to the Executive if the consequences of such violation ordinarily would be a termination of his employment by the Company, provided any such breach, default or failure to perform by the Executive, assuming the same is not so egregious as could be cured, continues for a period of seven (7) days following the date of receipt of written notice from the Company specifying the breach, default, or failure to perform by the Executive;

          (d) sanctions against the Executive in his capacity as an employee of the Company by any regulatory board, agency or commission or against the Company because of wrongful acts or conduct of the Executive;

          (e) the Executive's commission of any improper act or conduct that subjects the Company to disrespect or injures the reputation of the Company; or

          (f) the Executive terminates his relationship with the Company without Good Reason.

     1.7 "Change in Control" shall mean any one of the following events to occur after the date of this Agreement:

          (a)  Acquisition of Stock by Third Party.  Any Person (as defined
               -----------------------------------
below) or Persons acting as a group that is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of members of the Board unless such Person is: (i) the Company; (ii) an employee benefit plan (or a trust which is part of such plan) which provides benefits exclusively to, or on behalf of, employees or former employees of the Company; (iii) an underwriter temporarily holding such securities pursuant to an offering of such securities; or (iv) the Executive, a Person (or Persons) controlled by the Executive, or a group which includes the Executive;

          (b)  Change in Board of Directors.  During any period of two (2)
               ----------------------------
consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in subsections (a),(c) or (d)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

          (c)  Corporate Transactions.  The effective date of a merger or
               ----------------------
consolidation of the Company with any other entity, other than a merger or consolidation which would result: (i) in the voting securities of the Company, which are outstanding immediately prior to such merger or consolidation, continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; or (ii) any transaction with or on behalf of an Executive or a Person within the exception as provided in subparagraph
(a)(iv) above;

          (d)  Liquidation.  The approval by the stockholders of the Company
               -----------
of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; and

          (e)  Other Events.  There occurs any other event of a nature that
               ------------
would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

     1.8 "Company" shall mean Dialysis Corporation of America and all of its current and future subsidiaries and affiliated companies and entities and their respective successors and assigns.

     1.9 "Compensation Committee" shall mean that committee of the Board established by the Compensation Committee Charter and consisting of those independent directors responsible for considering the compensation of the Company's executives together with the other compensation related matters and policies provided for in the Compensation Committee Charter.

     1.10  "Competitive Associate" shall have the meaning as defined in
Section 8.1.

     1.11  "Confidential Information" shall have the meaning as defined in
Section 7.1.

     1.12 "Current Board" shall mean all the members of the Board as constituted on the date of this Agreement.

     1.13 "Date of Termination" shall mean the date of the Executive's death, the Disability Effective Date, the date on which the Executive's employment terminates by expiration of the Term, termination of the Executive for Cause or without Cause, in each case termination to be effective on the thirtieth (30th) day from notice by the Company, provided if termination is by the Company for Cause and the Cause is not so egregious as determined solely in the good faith of the Board, then seven (7) days from the date of notice to terminate for Cause for the Executive to cure such Cause and the Board reasonably and in good faith then determines the Cause continues to exist, or by the Executive for Good Reason becomes effective in accordance with Section 1.19, or the Effective Date for a Change in Control, each as the case may be.

     1.14 "Disability" shall mean the Executive's incapacity or inability to perform the Executive's duties and responsibilities as contemplated by this Agreement for a period of no less than eight (8) consecutive weeks as a result of physical or mental illness or injury.

     1.15 "Disability Effective Date" shall be the effective date of termination of the Executive for Disability, which shall be the third business day after the Company has provided written notice to the Executive of termination of the Executive's employment for Disability.

     1.16 "Effective Date" shall mean either the date which includes the "closing" (as such term is commonly understood) of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has such a "closing," or the earliest date a Change in Control is reported in accordance with any applicable law, regulation, rule or common practice, whichever (the closing or reporting) is first to occur.

     1.17 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      1.18  "Executive" shall mean Thomas P. Carey.

      1.19  "Good Reason" shall mean:

          (a)  any failure by the Company to comply with any provision of
Section 5 of this Agreement other than an insubstantial or inadvertent failure that is not made in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

          (b) any termination of the Executive's employment by the Company for a reason or in a manner not permitted by this Agreement;

          (c) any other material breach of this Agreement by the Company that either is not made in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive;

           No such act or omission as provided in subparagraphs (a) - (c) of this Section 1.18 shall be deemed "Good Reason" under this Agreement unless the Executive delivers to the Compensation Committee (1) a detailed, written statement of the basis for the Executive's belief that such act or omission constitutes Good Reason, (2) within a (90) day period which starts on the date there is an act or omission which forms the basis for the Executive's belief that Good Reason exists, (3) the Executive gives such Board a thirty
(30) day period after the delivery of such statement to cure the basis for such belief, and (4) the Executive actually submits the Executive's written resignation to the Board during the sixty (60) day period which begins immediately after the end of such thirty (30) day period if the Executive reasonably and in good faith determines that Good Reason continues to exist after the end of such thirty (30) day cure period.

      1.20 "Inventions" shall mean all patents, patent applications and other proprietary rights in and to any discovery, concept, idea of any kind or nature, whether patentable or not, including but not limited to processes, methods, formulas and techniques, as well as improvements thereon, or know-how related thereto, concerning anything in the present or prospective activities of the Company, made, developed or conceived by the Executive during the Term, whether or not during the hours of employment or with the use of the Company's name or facilities.

     1.21 "Person" shall mean any individual, corporation, company, general or limited partnership, limited liability company, joint venture, trust, or other entity, or as set forth in Sections 13(d) and 14(d) of the Exchange Act.

     1.22  "Restricted Activity" shall have the meaning as defined in Section
8.1 of this Agreement.

     1.23  "Restricted Period" shall mean the Term and for a period of one
(1) year from the Date of Termination for whatever reason or occurrence, provided in the event of any violation of Section 8, the Restricted Period shall be extended by a period of time equal to that period beginning when the violation commenced and ending when the violation terminated.

     1.24 "Stock" shall mean the common stock, $.01 par value per share, of the Company's authorized capital.

     1.25 "Term" shall have the meaning as set forth in Section 3.1 of this Agreement.

     1.26 "Third Party" (plural "Third Parties") shall mean any Person, other than the Company.

2. EMPLOYMENT
   ----------

     2.1 Employment and Title.  The Company hereby continues to employ the
         --------------------
Executive as its Vice President of Operations, and the Executive hereby accepts such employment by the Company, upon all the terms and conditions of this Agreement.

3. TERM
   ----

     3.1 Term.  Subject to earlier termination as provided in Section 6, this
         ----
Agreement shall be for three (3) years commencing on January 1, 2009 and ending December 31, 2011 (the "Term," which includes any renewal period).
The Term shall automatically renew each year for an additional one (1) year period, unless either party provides written notice to the other party no more than 75 days and no less than 20 days prior to the expiration of the Term, of such party's intent not to renew the Term for another one (1) year period, and accordingly this Agreement will then terminate at the earlier of the end of the current Term or the Date of Termination. Any such non-renewal shall not be deemed a termination of employment under Section 6 of this Agreement, and accordingly shall not provide for any additional compensation as otherwise provided under that Section.

4. DUTIES AND EXTENT OF SERVICES
   -----------------------------

     4.1 Duties.  The Executive shall report directly to the President and
         ------
CEO. The Executive shall be involved with, responsible for and oversee the Company's operations, and perform such other duties and responsibilities as required of the Executive from time to time commensurate with his title and position as described in this Section 4.1, by the President and CEO. During the Term, the Executive shall also serve in such other offices and positions to which he may be appointed by the President and CEO for no further consideration except as may be approved by the Compensation Committee and the Board. The Executive agrees to devote in good faith his full time, skill, attention, diligence and energy exclusively to the Company, and shall use his best efforts to be loyal and faithful at all times, and to exercise his talents and capabilities toward the interests and operations of the Company. The Executive agrees to perform such duties and responsibilities in conformity with and observe and abide by the standards and policies established by the Board.

     4.2 Outside Activities.  It shall not be considered a violation of the
         ------------------
foregoing for the Executive to provide assistance and services to charitable, industry or community organizations, boards and committees, and manage Executive's personal investments, so long as such activities do not conflict or interfere with the Company's policies and procedures or the Executive's performance of his duties under this Agreement and such are adequately disclosed as required by law. The Executive agrees not to enter into any other employment agreement during the Term. The Executive shall not serve on any board of directors or become a trustee of any trust or member of any partnership or other entity and shall not provide services (whether as an employee or independent contractor) to any for-profit Third Party; or any non-profit Third Party, and only as to the latter, involved in any form of dialysis services (which term throughout this Agreement includes the sale, lease or use of dialysis equipment, or providing pharmaceuticals or therapies relating to dialysis and similar services) during the Term absent the written consent of the Board, which consent shall not be unreasonably withheld.

     4.3 Primary Work Site.  Executive's primary work site for the Term shall
         -----------------
be either at the Company's headquarters in Linthicum, Maryland or Camp Hill, Pennsylvania, or other locations as may be mutually agreed upon by the Executive and the Board. However, the Executive agrees and undertakes to travel to the extent necessary, and shall work from such temporary work sites as necessary or appropriate to fulfill the Executive's duties and responsibilities under the terms of this Agreement.

5. COMPENSATION AND BENEFITS
   -------------------------

     5.1 Base Salary.  During the Term, the Company will compensate the
         -----------
Executive for the services to be rendered pursuant to this Agreement with the Base Salary payable in accordance with the Company's normal payroll procedures. Base Salary for a portion of any period will be pro rated.

     5.2 Annual Bonus.  The Executive may be eligible during the Term to
         ------------
receive an annual bonus as recommended by the President and CEO to the Compensation Committee, which Committee shall review and may, at its discretion, recommend such bonus, as the Committee may adjust, to the Board, which Board shall determine whether to grant any such bonus in any particular year. A bonus, if any, shall be reasonable in light of the contributions made by the Executive to the Company and the overall performance of the Company and the specific performance of the Executive for such year. Any such bonus that may have been determined by the Compensation Committee or the Board to be granted shall only be earned and payable if the Executive remains actively employed through the end of the fiscal year for which a bonus is to be paid.

     5.3 Executive Plans.  The Executive shall be eligible (subject to the
         ---------------
terms and conditions of particular plans and programs) to participate in such medical, hospitalization, group health, dental, accident, disability and life insurance programs and plans, such 401(k) plans, profit sharing, stock option, incentive compensation and stock purchase plans and such other employee benefit programs to the same extent such plans and programs are made generally available by the Company to all of its other similarly-situated executive employees. The Company may alter, modify, add to or delete its benefit plans at any time as the Company or its Board may determine, in its sole judgment, to be appropriate without recourse by the Executive, provided the same does not single out the Executive. Nothing herein shall be construed as requiring the Company to establish or continue any particular benefit plan in discharge of its obligations under this Agreement.

     5.4 Other Expenses.  In accordance with the Company's reimbursement
         --------------
policies, the Company shall reimburse the Executive for his reasonable out-of-pocket costs and expenses incurred in connection with the performance of his duties and responsibilities hereunder to the earlier of the expiration of the Term or termination of employment under Section 6, subject to the submission by the Executive of appropriate invoices, receipts and other supporting documentation.

     5.5 Vacations.  The Executive shall be entitled to normal vacation taken
         ---------
by other members of senior management during the Term, during which vacation periods the Executive's compensation shall be paid in full. Such vacation time shall not be cumulative from year to year, and the Executive shall not be entitled to be compensated for any unused vacation during the Term or upon termination of this Agreement. The periods during which the Executive will be absent from work shall be determined by the Executive taking into account the needs of the Company's business.

6. TERMINATION OF EMPLOYMENT
   -------------------------

     6.1 Basis of and Obligations Upon Termination.  Notwithstanding any
         -----------------------------------------
provisions of this Agreement to the contrary, the Executive's employment and this Agreement terminates upon the occurrence of any of the following events, and the obligations of the Company to the Executive for compensation, bonuses and expenses are as provided in this Section 6.1:

         6.1.1 The Executive's Death, Disability, by the Company without Cause, or by the Executive for Good Reason; upon any such termination the Company shall pay to the Executive, or in the case of the Executive's death, to the designated beneficiary, or of there is no such beneficiary, to the

Executive's estate or legal representative, in accordance with the Company's normal payroll procedures during the twelve (12) months following the Date of Termination, the sum of the following amounts: (i) any portion of the Executive's Base Salary and annual bonus, if any, which were due and payable but not then paid through the Date of Termination; (ii) twelve (12) months' Base Salary at the Base Salary at the Date of Termination; (iii) any expenses which the Executive had already incurred to the Date of Termination and which would have otherwise been reimbursed but for such termination of employment; and (iv) any benefits payable under the Company's employee benefit plans, programs and policies which the Executive otherwise has a nonforfeitable right to receive under the terms of such plans, programs and policies for a period of twelve (12) months from the Date of Termination. The Company's obligation to pay or provide the benefits provided in this subsection 6.1.1 for termination pursuant to Disability shall be reduced by any Disability payments and benefits received or to be received by the Executive pursuant to such Disability. Further, the Company's obligation to pay or provide the benefits provided in this subsection 6.1.1 for termination by the Company without Cause or by the Executive for Good Reason shall be conditioned upon the Executive first executing a valid general release and waiver, releasing the Company, its directors, officers, employees, agents and other representatives from any and all claims under this Agreement or pursuant to his employment, in a form reasonably acceptable to the Company.

         6.1.2 For Cause; upon termination for Cause, the Company's only obligation to the Executive under this Agreement shall be to pay in a lump sum payment within forty-five (45) days after the Date of Termination, the Executive's Base Salary and annual bonus, if any, which were due and payable but not yet paid at the Date of Termination, and to reimburse the Executive for expenses the Executive had already incurred and which would have otherwise been reimbursed but for such termination of employment. Further, the Executive shall have the right to receive any benefits payable under the Company's employee benefit plans, programs and policies which the Executive otherwise has a nonforfeitable right to receive under the terms of such plans, programs and policies independent of the Executive's rights under this Agreement.

         6.1.3 Change in Control, but only upon the condition that either the Executive chooses not to continue in any capacity or affiliation with the acquiring or surviving company (including its associated or affiliated Third Parties), or the acquiring or surviving company or any of its associated or affiliated Third Parties do not wish to continue any affiliation with the Executive; upon termination for Change in Control, the Company shall pay to the Executive in a lump sum payment within forty-five (45) days of the Effective Date (see Section 1.13 Date of Termination) the sum of the amounts as provided in subsection 6.1.1.

7. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
   ------------------------------------------

     7.1 Confidential Information.  The Executive understands and
         ------------------------
acknowledges that he has been informed that it is the policy of the Company to maintain as secret and confidential all non-public information relating to
(i) the financial condition, businesses and interests of the Company; (ii) the systems, know-how (means all factual knowledge and information which gives to the one acquiring it an ability to produce and market something which one otherwise would not have known how to produce and market with the same accuracy or precision necessary for commercial success), products, services, costs, inventions, patents, patent applications, formulae, research and development procedures, notes and results, computer software programs (including but not limited to object codes and source codes), planning and development of business and services, and/or programs, methods, methodologies, manuals, lists, manner and method of operations, and other trade secrets heretofore or hereafter acquired, sold, developed and/or used by the Company; (iii) data, plans and projections regarding the locations, development and expansion of existing and proposed facilities, market surveys, studies and analyses; (iv) information concerning the administrative and accounting procedures and policies; (v) medical, patient and personal records, existing and prospective patient lists, names and addresses; (vi) statistical, financial cost and accounting data; and (vii) all such similar sensitive Company information, including those items referred to in Section 7.2 (all such information being hereinafter collectively referred to as "Confidential Information"); and the Executive further acknowledges that such Confidential Information is of great value to the Company and, in and by reason and as a result of the Executive's employment by the Company, the Executive will be making use of, acquiring and/or adding to such Confidential Information. Therefore, the Executive understands that it is reasonably necessary to protect the Company's trade secrets, good will and business interests, and the Executive agrees that until the Confidential Information becomes publicly available (other than through a breach by the Executive or by anyone else who has a legal obligation to maintain confidentiality), the Executive shall (a) hold and safeguard all Confidential Information in trust for the Company; (b) not appropriate or disclose or make available to any Third Party for use outside of the Company's organization at any time, either during the Term or subsequent to the termination of employment with the Company for any reason, any Confidential Information, whether or not developed by the Executive, except as required in the performance of the Executive's duties to the Company; (c) keep in strictest confidence any and all Confidential Information; (d) not disclose or divulge, or allow to be disclosed or divulged by any Person within the Executive's control, to any Third Party, or use, directly or indirectly, for the Executive's own benefit or the benefit of any Third Party, any Confidential Information; and (e) for the consideration as set forth in Section 8.1 below, for the 12 month period after the termination of his employment for any reason (voluntarily or involuntarily), not become employed by or enter into service with any Third Party in which the Executive will be obligated to disclose or use any Confidential Information, or where such disclosure would be inevitable because of the nature of the position. Should the Executive be required by law to disclose any Confidential Information, the Executive, prior to any such disclosure, shall notify the Company in writing of such legal requirement for disclosure of Confidential Information in order to provide the Company with a reasonable period of time to obtain a protective order.

     7.2 No Advice Concerning Confidential Information.  The Executive agrees
         ---------------------------------------------
that he will not provide advice to any Third Party concerning Confidential Information. The Executive acknowledges that if he were to provide advice to any Third Party concerning the negotiation of any agreements with the Company or if he were to negotiate any agreements on behalf of any Third Party with the Company, such advice and/or negotiations would involve the inevitable disclosure of Confidential Information.

     7.3 Compliance.  The Executive shall confirm in writing that he is
         ----------
complying with the terms of this Section 7 in response to any inquiry by the Company.

     7.4 The Company's Materials.  In accordance with the foregoing, the
         -----------------------
Executive agrees that (i) the Executive will at no time retain or remove from the premises of the Company any Confidential Information as well as but not limited to any research and development materials, drawings, notebooks, notes, reports, formulae, samples, prototypes, software programs or discs or other containers of software, manuals, data, books, records, materials or documents of any kind or description, whether in writing, audio, video or any other format for any purpose unconnected with the strict performance of the Executive's duties with the Company and that such materials and Confidential Information are, shall be, and remain the property of the Company; and (ii) upon the Date of Termination for any reason, or earlier upon the Company's request, the Executive shall forthwith deliver or cause to be delivered up to the Company any and all research and development materials, drawings, notebooks, notes, reports, formulae, software programs or discs or other containers of software, manuals, data, books, records, materials and other documents and materials of any kind or description, whether in writing, audio, video or any other format, in the Executive's possession or under the Executive's control relating to any Confidential Information or any property or information which is otherwise the property of the Company.

     7.5 Additional Rights.  This Section 7 is intended to provide rights to
         -----------------
the Company which are in addition to, not in lieu of, those rights the Company has under the common law or applicable statutes for the protection of Confidential Information.

8. COVENANT NOT TO COMPETE
   -----------------------

     8.1 Non-Competition.  In view of the Confidential Information to be
         ---------------
obtained by or disclosed to the Executive, because of the know-how acquired and to be acquired by the Executive and based on the Executive's position with the Company, the Executive is, and is expected to continue to be during the Term, intimately involved with certain significant aspects of the business, operations, finances and financial position and management of the Company, wherever the Company operates or may operate, and this Section 8 is intended to provide fair and reasonable protection to the Company, and as a material inducement to the Company to enter into this Agreement, and specifically for the (i) compensation and benefits provided to the Executive under Section 5 of this Agreement, and (ii) Base Salary and other compensation provided for the Executive upon termination of employment in accordance with Section 6 of this Agreement, the Executive covenants and agrees that during the Restricted Period, the Executive will not engage in Restricted Activity as defined below.

         "Restricted Activity" shall mean any participation or involvement, direct or indirect, whether by the Executive himself or with or through any Third Party or in association or affiliation, direct or indirect, with any officer, director, employee, physician, doctor of osteopathy, nurse (practical, registered or otherwise, hereinafter collectively referred to as "nurse") or similar medical professional, now or hereafter affiliated with the Company or having been affiliated with the Company in the twelve (12) months preceding the Date of Termination (collectively "Competitive Associate"), either as an officer, director principal, agent, joint venturor, proprietor, shareholder (other than ownership of less than five (5%) percent of the issued and outstanding stock of a public company so long as the Executive is a passive investor and is not otherwise involved in such company in any way), employee, creditor, independent contractor, subcontractor, administrator, consultant, advisor, lender or investor, or otherwise, in or for any Third Party business or operation which is engaged or to be engaged in operations or business or providing services, in whole or in part, which is or is to be competitive with the operations and/or business of, or with the services provided by, the Company within a twenty-five (25) mile radius of the Company's current and future dialysis facilities and other related or affiliated or associated operations or businesses during the Restricted Period. In addition, Restricted Activity shall include the prohibition of the Executive, directly or indirectly, whether by himself or with, through or on behalf of any other Third Party or Competitive Associate, from (i) diverting business from the Company; (ii) soliciting or enticing or endeavoring to entice away from or causing to curtail or terminate an affiliation or relationship with the Company any Competitive Associate, contractor, reimbursement source, provider, supplier, insuror, agent, or other Third-Party payor of or any Third Party under contract with the Company; (iii) inducing any patient or customer of the Company, either individually or collectively, to patronize any competing dialysis facility;
(iv) requesting or advising any patient, customer or supplier of the Company to withdraw, curtail or cancel such person's business with the Company; or
(v) entering into any contract the purpose or result of which would primarily and significantly benefit the Executive if any patient of the Company were to withdraw, curtail or cancel such person's relationship with the Company. Notwithstanding the above, the fact that a Third Party with whom the Executive works or consults for, hires a Competitive Associate shall not be deemed a violation of this Agreement so long as the Executive was not involved in the hiring process or recommended that the Third Party hire the Competitive Associate. Further, Restricted Activity does not include any act or conduct by the Executive which complies with his duties as provided in this Agreement and which is in the best interest of the Company, and not detrimental or otherwise competitive with the operations and affairs of management and the Company as provided in this Section 8.

9. PATENTS AND PROPRIETARY RIGHTS
   ------------------------------

     9.1 Ownership of Proprietary Rights.  The parties agree that the Company
         -------------------------------
shall have and be the owner of all Inventions and all records, documents, notes and information, oral, in writing, or any other form, including but not limited to disc, audio, tape or video, relating to such Inventions shall be owned and be the property of the Company. The Company and the Executive shall promptly and diligently prosecute patents, patent applications, proprietary and other similar rights protecting any products or processes developed pursuant to or during the Term and do all acts necessary for obtaining, sustaining, reissuing, defending or extending any such patent, proprietary or similar right.

     9.2 Assignment of Proprietary Rights.  To the extent necessary, the
         --------------------------------
Executive hereby assigns and agrees to assign to the Company all of his rights to such Inventions and to applications for United States and/or foreign Letters Patent granted upon such Inventions and the Executive shall acknowledge and deliver to the Company, without charge to the Company, any such written instruments and do such other acts as may be necessary to vest the entire rights and title thereto to the Company.

         To the extent a patent or similar right is obtainable only in the Executive's name, the Executive agrees to assign exclusive world wide licenses and rights to license the patent to the Company for no additional compensation. The Executive shall inform the Company promptly and fully of such Inventions by a written report, setting forth in detail the procedures employed and the results achieved.

10. THE COMPANY'S REMEDIES FOR BREACH OF SECTIONS 7, 8 AND 9
    --------------------------------------------------------

     10.1 Recovery of Profits and Equitable Relief.  The Executive covenants
          ----------------------------------------
and agrees that if he shall violate or breach any of his covenants or agreements provided for in Sections 7 to 9 of this Agreement, the Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration or benefits which the Executive, his partners, agents, representatives, servants, employers or employees, affiliates, Competitive Associates, and/or by any Third Party with whom he has a relationship, directly or indirectly, has realized or realizes as a result of, growing out of or in connection with any such violation or breach. In addition, in the event of a breach or violation or threatened or imminent breach or violation of any provision of Sections 7 to 9 of this Agreement, the Company shall be entitled to a temporary and permanent injunction or any other appropriate decree of specific performance or equitable relief, without posting of bond, from a court of competent jurisdiction in order to prevent, prohibit or restrain any such breach or violation or threatened or imminent breach or violation by the Executive, his partners, agents, representatives, servants, employers or employees, affiliates, Competitive Associates, and/or by any Third Party with whom he has a relationship, direct or indirect. The Company shall be entitled to such injunctive or other equitable relief in addition to any costs and damages which are suffered. Resort by the Company to such injunctive or other equitable relief shall not be deemed to waive or to limit in any respect any other rights or remedies which the Company may have with respect to such breach or violation.

11. REASONABLENESS OF RESTRICTIONS
    ------------------------------

     11.1 Reasonableness.  The Executive acknowledges that any breach or
          --------------
violation of Sections 7 through 9 of this Agreement will cause irreparable injury and damage and incalculable harm to the Company and that it would be very difficult or impossible to measure the damages resulting from any such breach or violation. The Executive further acknowledges that he has carefully read and considered the provisions of Sections 7 through 9 of this Agreement and, having done so, agrees that the restrictions and remedies set forth in such Sections (including, but not limited to, the time period, geographical and types of restrictions imposed) are fair and reasonable and are reasonably required for the protection of the business, trade secrets, Inventions, Confidential Information, and other interests and good will of the Company.

     11.2 Severability.  The Executive understands and intends that each
          ------------
provision and restriction agreed to by him in Sections 7 through 9 of this Agreement shall be construed as separate and divisible from every other provision and restriction and that, in the event that any one of the provisions of, or restrictions in Sections 7 through 9 of this Agreement shall be held to be invalid or unenforceable, the remaining provisions thereof and restrictions therein shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable provisions or restrictions had not been included therein, and any one or more of such valid provisions and restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any such provision relating to time period and/or geographical and/or type of restriction shall be declared by a court (which term includes an arbitration panel) of competent jurisdiction to exceed the maximum or permissible time period, geographical area or type of restriction and such court modifies such time period and/or geographical and/or type of restriction as such court deems reasonable and enforceable, said time period and/or geographical and/or other type of restriction to become and shall thereafter be the maximum time period and/or geographical restriction and/or type of restriction which such court deems reasonable and enforceable.

     11.3 Survivability.  The restrictions, acknowledgements, covenants and
          -------------
agreements of the Executive set forth in Sections 7 through 11 of this Agreement shall survive any Date of Termination for any reason, including expiration of the Term, for the specific periods, if any, provided in those Sections.

12. ACKNOWLEDGEMENT
    ---------------

     12.1 Each Party Has Its Own Counsel.  The Company and the Executive
          ------------------------------
agree that each of them have been, or were advised and fully understand that they have had an opportunity to fully discuss and review the terms of this Agreement with independent legal counsel with respect to all matters contemplated herein, from the commencement of negotiations at all times through the execution of this Agreement. Each party further represents that it and he has carefully read this Agreement, fully understands the contents herein, freely and voluntarily asserts to all of the terms and conditions hereof. Each party is responsible for its own expenses in negotiating and entering into this Agreement.

13. LAW APPLICABLE
    --------------

     13.1 Maryland Law.  This Agreement shall be governed by and construed
          ------------
pursuant to the laws of the State of Maryland.

14. NOTICES
    -------

     14.1 Notice.  All notices, requests, demands and other communications
          ------
provided for in this Agreement shall be in writing and shall be deemed effectively given: upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day (iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or
(iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

          (a) To Executive:      Thomas P. Carey
                                 1901 McGuckian Avenue, Unit 123
                                 Annapolis, MD 21401

          (b) To Company:        Dialysis Corporation of America
                                 1302 Concourse Drive, Suite 204
                                 Linthicum, MD 21090
                                 Attention: Stephen W. Everett, President & CEO

          (c) cc: Company Counsel Jaffe & Falk, LLC
                                  777 Terrace Avenue, Suite 503
                                  Hasbrouck Heights, NJ 07604
                                  Attention: Joshua M. Jaffe, Esq.

or to such other address as may have been furnished to the Executive by the Company or to the Company by the Executive, as the case may be prior to the date of the notice being sent.

15. SUCCESSION
    ----------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, assignees and/or successors in interest of any kind whatsoever.

16. ENTIRE AGREEMENT
    ----------------

     This Agreement constitutes the entire final agreement between the parties with respect to, and supersedes any and all prior agreements between the parties hereto, oral or written, concerning the subject matter hereof and may not be amended, modified or terminated except in writing signed by the parties hereto.

17. SEVERABILITY
    ------------

     If any provision of this Agreement shall be held to be invalid or unenforceable, and is not reformed by an arbitrator or a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

18. NO WAIVER
    ---------

     The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

     A waiver of any breach or violation of any term, provision or covenant contained herein shall not be deemed a continuing waiver or a waiver of any future or past breach or violation. No oral waiver shall be binding.

19. ARBITRATION
    -----------

     The Executive and the Company will submit to mandatory binding arbitration any controversy or claim arising out of, or relating to, this Agreement or any breach hereof, including without limitation the arbitrability of this Agreement; provided, however, that each party will retain its right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief (such as injunctive relief) from a court having jurisdiction over the parties. Any such arbitration shall be conducted in Hackensack, New Jersey, the area in which the Company maintains its New Jersey executive offices, before a single arbitrator in accordance with the employment dispute arbitration rules of the American Arbitration Association then in effect, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator will have the authority to award costs and expenses to the prevailing party.

20. NO ALIENATION OF EXECUTIVE'S BENEFITS
    -------------------------------------

     The rights and benefits of the Executive under this Agreement are special and unique in nature and may not be assigned, alienated, or subject to attachment, garnishment, levy, execution, or other legal or equitable process except as required by law. Any attempt by Executive to alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments thereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

21. COUNTERPARTS
    ------------

     This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

22. HEADINGS
    --------

     The Section headings of this Agreement are intended for convenience only and shall not be deemed to constitute part of this Agreement or to affect its construction.


     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization of its Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                  DIALYSIS CORPORATION OF AMERICA

                                      /s/ Stephen W. Everett
                                  By: ----------------------------
                                      STEPHEN W. EVERETT, President and CEO


                                  THOMAS P. CAREY

                                     /s/ Thomas P. Carey
                                  By:-----------------------------
                                     THOMAS P. CAREY, Vice President,
                                         Operations